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                                                                    EXHIBIT 99.2

                                                          CCG INVESTOR RELATIONS
                                                     Moderator: Silvano DiGenova
                                                            10-26-04/12:00 pm CT
                                                           Confirmation #1595173
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                             CCG INVESTOR RELATIONS

                           MODERATOR: SILVANO DIGENOVA
                                OCTOBER 26, 2004
                                   12:00 PM CT


Operator:             Good afternoon. My name is Jamie and I will be your
                      conference facilitator today. At this time I would like to welcome everyone to the Superior Galleries First Quarter
                      Fiscal 2005 Earnings conference call. All lines have been placed on mute to prevent any background noise.

                      After the speakers' remarks there will be a question and answer period. If you would like to ask a question during this time simply press Star then the number 1 on your telephone keypad. If you would like to withdraw your question, press Star then the number 2 on your telephone keypad. Thank you.

                      Mr. DiGenova, you may begin y ourconference.

Silvano DiGenova:     Thank you. I'm Silvano DiGenova, Chairman and
                      CEO of Superior Galleries. I'm joined here today for our first public conference call by Paul Biberkraut, our Executive Vice President and Chief Financial Officer.
                      Welcome to Superior Galleries' Fiscal 2005 First Quarter conference call.

                      Earlier today we issued a press release on the financial results of the quarter ending September 30, 2004. If you're at a computer you can go to our web site, www.sgbh.com, and click on the About Us and then Press Releases at the bottom of the page and you'll see the release.

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                                                          CCG INVESTOR RELATIONS
                                                     Moderator: Silvano DiGenova
                                                            10-26-04/12:00 pm CT
                                                           Confirmation #1595173
                                                                          Page 2


                      If you need a copy of the press release emailed to you, please contact our Investor Relations firm, CCG Investor Relations, and they'll be happy to email you a copy. Their phone number, CCG, is at (818) 789-0100 -- that's (818) 789-0100.

                      For those of you that are new to the Company, here's a quick overview. Superior Galleries is an auctioneer, retailer, and wholesaler of rare coins. Our wholesale and retail operations are conducted virtually in every state and in several foreign countries. We also provide catalog sales for clients throughout the world.

                      We market our services nationwide through broadcasting and print media and independent sales agents as well as on the Internet through third party web sites such as eBay and through our own web site at, again. www.sgbh.com.

                      This feature of offering our customers simultaneous live auctions on our own and on third party web sites is a Superior Galleries exclusive. Our headquarters are in Beverly Hills, California. We have some significant plans to upgrade our e-commerce capabilities on our web site as we'll discuss further on.

                      Now let's get to some of the financial data. For our first quarter ending September 30, 2004 we reported record revenue of $9.3 million, an increase of over $3.4 million, or 57%, from $5.9 million for the three months ending September 30, 2003. This increase was primarily due to increased wholesale and retail sales of rare coins year over year.
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                                                          CCG INVESTOR RELATIONS
                                                     Moderator: Silvano DiGenova
                                                            10-26-04/12:00 pm CT
                                                           Confirmation #1595173
                                                                          Page 3


                      Our wholesale rare coin sales for the three months ending September 30, 2004 increased by $3 million, or 87%, to $6.6 million from $3.5 million for the comparable period in 2003.

                      This reflects strong market demand from our dealer client base as well as our increased levels of inventory. Retail rare coin sales for the three months ending September 30, 2004 increased $406,000, or about 26%, to $1.9 million, up from $1.5 million from the comparable period in 2003. Again, this was primarily due to continued strength in the rare coin market and rare coin demand.

                      A note on year-over-year comparisons -- we exited our - I'm sorry, we completed our exit of the art business in October, 2003. and as a result we have no sales of art for the three months ending September 30, 2004 as compared to the three months ending September 30, 2003.

                      I'll be updating you further in a moment, but let's have our CFO Paul Biberkraut review our financial highlights. Paul?

Paul Biberkraut:      Thank you Sil. Before I begin I'd like to read
                      the following statement in connection with this conference call. The Company wishes to take advantage of the Safe
                      Harbor provision of the Private Securities Litigation
                      Reform Act of 1995 with respect to statements that may be deemed to be forward-looking statements under the Act.

                      Such forward-looking statements could include general or specific comments by Company officials about future performance as well as certain responses to questions posed to Company officials about future operating matters.
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                                                          CCG INVESTOR RELATIONS
                                                     Moderator: Silvano DiGenova
                                                            10-26-04/12:00 pm CT
                                                           Confirmation #1595173
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                      The Company wishes to caution participants in this call
                      that numerous factors could cause actual results to differ materially from any forward-looking statement made by the Company. These factors include risk factors set forth in the Company's SEC filings.

                      Any forward-looking statement made in this call speaks only as of the date of this call and the Company undertakes no obligation to revise or update any forward-looking statements whether as a result of new information, future results, or otherwise.

                      Having said that, let's start off reviewing the results of operations for the first quarter of our 2005 fiscal year and follow on with key balance sheet components as of September 30, 2004.

                      As Sil mentioned, the first quarter ended September 30, 2004. The Company reported record revenue of $9.3 million, an increase of $3.4 million or 57% from $5.9 million for the three months ended September 30, 2003.

                      Our net income for the three months ended September 30, 2004 was $126,000, or 3 cents per share on a basic basis, or 2 cents per share fully diluted, as compared to a loss of $66,000, or 2 cents per share on both a basic and diluted basis, for the three months ended September 30, 2003.

                      Our cost of sales for the three months ended September 30, 2004 increased in dollar terms by $2.6 million to $7.2 million, or 78% of total revenue. This compares to cost of sales of $4.6 million, or 78% of total revenue, for the prior year's first quarter.

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                                                          CCG INVESTOR RELATIONS
                                                     Moderator: Silvano DiGenova
                                                            10-26-04/12:00 pm CT
                                                           Confirmation #1595173
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                      We'd like to note here that commission income has minimal
                      cost of sales associated with it and although the cost of sales percentage remained even year over year, the cost of sales as a percentage of revenue typically will vary from period to period as the mix of revenue between wholesale and retail rare coins and commission income will vary from period to period.

                      Gross profit for the three months ended September 30, 2004 increased $763,000 to $2.1 million, or 22% of total revenue. from $1.3 million for the prior year period. which was also 22% of total revenue. Again, our gross profits as a percentage of revenue will vary from period to period with changes in the mix of revenue between wholesale and retail rare coins and with changes in commission income.

                      Selling, general, and administrative expenses for the three months ended September 30, 2004 increased in dollar terms to $1.8 million from $1.3 million in the year-ago quarter, but decreased slightly year over year as a percentage of revenue.

                      Selling, general, and administrative expenses represented 20% of total revenue for the three months ended September 30, 2004, as compared to 22% in the prior year quarter. The increase in these expenses was primarily due to the hiring of new employees to enhance our operational infrastructure as we anticipate continued future growth in our revenue.

                      Additionally, we incurred higher commission and travel costs that resulted from higher wholesale sales and increased marketing expenses in support of our retail sales efforts.

                      Turning to the balance sheet, our cash decreased by $382,000 for the three months ended September 30, 2004, to $64,000, from $447,000 at June 30, 2004. Cash used in our operating activities totaled $1.3 million, reflecting increases in inventory of $1.3 million and increases in accounts payable of $1.8 million.

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                                                          CCG INVESTOR RELATIONS
                                                     Moderator: Silvano DiGenova
                                                            10-26-04/12:00 pm CT
                                                           Confirmation #1595173
                                                                          Page 6


                      However, these items were offset by net income of $126,000 and were also impacted by repayments of auction and customer advances of $1.4 million and decreases in accounts receivable of $340,000.

                      We will continue to strive to gain operating efficiencies by turning our coin inventory more quickly and through competitive pricing and superior customer service. We are also planning a significant upgrade to our web site and an exciting new retail sales channel, as Sil will outline shortly.

                      That being said, although we recorded net income of $552,000 for the year ended June 30, 2004 and net income of $126,000 for the three months ended September 30, 2004, we had incurred a net loss of $3.5 million for the year ended June 30, 2003 and had incurred losses since June of 1999.

                      We have implemented several initiatives that we believe will enable us to sustain profitability, including exiting unprofitable lines of business, controlling costs, and focusing on a higher-margin distribution channel.

                      Now I'll turn it back to Chairman and CEO, Silvano
                      DiGenova.

Silvano DiGenova:     Thanks Paul. As noted, Superior Galleries total
                      revenue was up 57% over the same quarter last year from $5.9 million to $9.3 million, reflecting a strong rare coin market and additional sales fueled by our increased inventory levels. Auction commission revenue was down primarily due to increased competition from new companies entering the marketplace and gaining business through aggressive pricing.

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                                                          CCG INVESTOR RELATIONS
                                                     Moderator: Silvano DiGenova
                                                            10-26-04/12:00 pm CT
                                                           Confirmation #1595173
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                      SG&A expenses increased 42%. or half a million [dollars]
                      over the same quarter last year, but as noted decreased slightly as a percentage of our revenues. Overhead has increased in dollar terms due to additional staffing needed to support our operational infrastructure as revenues have grown and in anticipation of future growth.

                      We have brought on a highly experienced Chief Operating Officer, Michael Wolfe, to manage our growing infrastructure. He comes from the position of CEO of an $80 million public company, and we look forward to him enhancing our overall expenditures and promoting the Company.

                      Certain variable costs, such as commissions and grading costs, have increased. Also, marketing costs have increased in support of the growth in our retail sales activity. Overhead has grown significantly over the last quarter, but it's expected to level off for the remainder of the year with the exception of variable expenses associated with the increased revenue.

                      Looking ahead, the quarter ending December 31 traditionally has been our weakest quarter and it's our expectation that this will be the case for the quarter ending December 31, 2004.

                      The principal explanation of this seasonal weakness is that we only have one small live auction scheduled in that quarter. Every other quarter features at least two auctions, with at least one of them being a large auction. By `large auction,' what we mean is an auction of sizable sales and substantial commissions. For example, the November sale scheduled is going to be about half the size of one of the large sales, which is typical for that time of the year.

                      In addition the size and number of trade shows is smaller during the quarter as compared to other quarters, due to the holidays in December.

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                                                          CCG INVESTOR RELATIONS
                                                     Moderator: Silvano DiGenova
                                                            10-26-04/12:00 pm CT
                                                           Confirmation #1595173
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                      Although we anticipate our revenue to exceed last year's
                      for the quarter, we nonetheless anticipate a quarterly loss that has been customary for the second quarter.

                      To address this seasonality, we are currently looking for additional live auction venues. We are also investigating both retail and direct marketing opportunities and strategies to alleviate in future years the customary seasonal weakness in the December quarter. We're exploring gift-related products to market in November and December, as well as a potential auction in December.

                      Specifically, we plan to upgrade the e-commerce functionality of our web site at sgbh.com with the following goals in mind. For one thing, we'd like to enhance the ability of the customer to view coins with high-resolution images, to add dynamic, user-friendly functionality to the software used for our live auctions.

                      Toward this end, we are examining the potential advantages of television-based shopping, home shopping. We're currently running a test program on United Shopping Network, or USN.

                      Assuming the success of this test program, we plan to expand our presence in this new and exciting sales channel. Rare coins on television have done very well over the last few years, and we feel it's a worthwhile opportunity. The success of other home shopping network rare coin programs suggests the strategy may offer Superior significant revenue growth potential.

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                                                          CCG INVESTOR RELATIONS
                                                     Moderator: Silvano DiGenova
                                                            10-26-04/12:00 pm CT
                                                           Confirmation #1595173
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                      We are also planning to increase the number and kinds of
                      coins available for immediate sale on our web site to broaden and energize our customer base. We are hopeful that the combination of broader product offerings and better technology for buying will not only grow our customer base but also provide the Company with an alternative, more continuous revenue stream that reduces our dependence on the large auctions.

                      We believe that the Internet has vast potential as a marketing tool. For example, the U.S. Mint last year sold over $100 million on their web site just of collector-oriented coins.

                      In the second quarter, therefore, our SG&A will be significantly higher than it was in the same quarter last year, but we expect sequential growth to be very limited in comparison to Q1, as we will have completed most of our anticipated infrastructure enhancements in support of the growing operations.

                      The rare coin market has been very strong for the last 18 to 21 months in many areas. We expect the strength to continue, but we do not know at what magnitude or for how long. There are many factors such as interest rates, inflation, economic policies, world stability, stock market performance, and so on, that have an impact on the demand for rare coins and gold in general.

                      As some of you are aware, one of the attractions of investing in rare coins is that they tend to retain value in times of extreme financial or monetary uncertainty, combining in the case of gold and silver coins the underlying precious commodity value with potential collecting value.

                      The availability of our line of credit with our largest shareholder, Stanford Financial Group, is an important factor in our growth over the last three quarters. The Stanford LOC has allowed us to provide advances to customers and enable us to increase the amount of inventory that we hold, which in combination with strong rare coin market has increased both our revenues and our profitability.

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                                                          CCG INVESTOR RELATIONS
                                                     Moderator: Silvano DiGenova
                                                            10-26-04/12:00 pm CT
                                                           Confirmation #1595173
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                      Our plans for growth require additional capital. We're
                      currently considering a range of opportunities including private placement of equity, a secondary stock offering, and of course working with Stanford Financial Group to increase our line of credit until such time as we can have additional permanent equity raised.

                      In fiscal 2005, we're focused on continuing and enhancing our profitability. We recognize the need to control expenses and carefully manage investments in the future. We also see the tremendous future growth potential that our company has if we can secure additional financing for the acquisition of additional sales staff, for purchasing of inventory, and for additional customer auction advances.

                      So at this time I'd like to open the call to questions. As you all undoubtedly know, we cannot provide you with any material non-public information.

Operator:             Thank you. At this time I would like to remind everyone,
                      in order to ask a question please press Star 1 on your telephone keypad. We will pause for just a moment to compile the Q&A roster.

                      At this time there are no questions.

Silvano DiGenova:     Thank you for joining us today. We'll pause for
                      a few more moments to see if anyone else wants to come
                      along. Otherwise we look forward to updating you further
                      when we announce second quarter results in approximately
                      three months.
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                                                          CCG INVESTOR RELATIONS
                                                     Moderator: Silvano DiGenova
                                                            10-26-04/12:00 pm CT
                                                           Confirmation #1595173
                                                                         Page 11


Operator:             Again, for any further questions please press Star 1 at
                      this time. At this time there are no further questions.

                      Thank you.

                      This concludes today's conference. You may now disconnect.


                                       END